Exhibit 1

           AMENDED AND RESTATED JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock of Seaboard Corporation, and that this Agreement be included as an Exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 17 day of October 2014.



                                   SEABOARD FLOUR LLC

                                   By: /s/ Steven J. Bresky
                                     Name:  Steven J. Bresky
                                     Title:  Manager


                                   SFC PREFERRED, LLC

                                   By: /s/ Steven J. Bresky
                                     Name:  Steven J. Bresky
                                     Title:  Manager


                                   /s/ Steven J. Bresky
                                   Steven J. Bresky


                                   Dated:  October 17, 2014

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